EXHIBIT 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA - Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby
212-896-1214 / 212-896-1236
jcorbin@kcsa.com / mcsaby@kcsa.com

FOR:	PM-PR Media consultants
CONTACT:	Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

Ampal-American Israel Corporation Reports First Quarter 2011 Financial Results

Tel Aviv – May 16, 2011 - Ampal-American Israel Corporation (Nasdaq: AMPL), a holding company with experience in acquiring interests in various businesses with emphasis in recent years on energy, chemical and related fields, today reported its financial results for the first quarter ended March 31, 2011.

For the quarter ended March 31, 2011, revenues were $136.6 million, compared to revenues of $121.7 million for the same period in 2010.

Net profit for the quarter was $17.2 million, or $0.31 per basic and diluted share, compared to a net loss of ($7.1) million, or ($0.13) per basic and diluted share, for the corresponding period in 2010.

The profit for the quarter ended March 31, 2011 includes $34.1 million from the sale and the discontinued operations of 012 Smile and the unfavorable impact of approximately ($3.9) million due to the effect of a translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and an increase of the Israeli Consumer Price Index. Also included are accounting losses totaling approximately ($2.9) million from the Price Purchase Allocation and intangible asset amortizations of Ampal and Ampal's holdings. Excluding these items, there was a gain of approximately $24.1 million for the quarter.

As of March 31, 2011, the Company had cash, cash equivalents, other financial investments and deposits of $167.2 million. Ampal ended the quarter with total assets of $1,081.9 million and shareholders' equity of $201.2 million, as compared to total assets of $1,397.7 million and shareholders’ equity of $185.2 million at December 31, 2010.

Gadot Chemical Tankers and Terminals Ltd. (“Gadot”) results for the quarter ended March 31, 2011 were as follows:

•	Revenues for the quarter ended March 31, 2011 increased by 14% to $135 million from $118 million compared to the same period in 2010.
•	Gross profit for the quarter ended March 31, 2011 decreased by 3% to $9.2 million from $9.5 million compared to the same period in 2010.
•	Adjusted EBITDA1 remains stable at $5 million.

COMPANY'S PRESENTATION
The Company’s investments presentation will be available via the Internet at the Company’s website at http://www.ampal.com.

CONFERENCE CALL
Ampal's management will be hosting conference calls to discuss the first quarter results on Tuesday, May 17, 2011, as detailed below:

The Hebrew call will take place at 15:30 Israel time (08:30 AM ET).
To access the conference call, participants are welcome to use the following access number: +972-3-9180650

The English call will take place at 16:00 Israel time (09:00 AM ET).
To access the conference call, participants are welcome to use the following access numbers:
U.S. Dial in number - 1-866-860-9642
UK Dial in number - 0-800-917-5108
Israel and International Dial in number - + 972-3-9180685

A replay of the calls will be available on Ampal’s web site (www.ampal.com) approximately three hours after both conference calls are completed.

1  Adjusted EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, adjusted for non recurring expenses.  Adjusted EBITDA is a non-GAAP financial measure, and a reconciliation of adjusted EBITDA to Revenues and Expenses is provided in this press release.

FINANCIAL HIGHLIGHTS
(In thousands, except earnings per share)

	Three Months Ended March 31, (Unaudited)
	2011	2010
Revenues	$136,553	$121,696
Net gain (loss)	$17,246	$(7,130)
Basic and diluted EPS gain (loss) per Class A share	$0.31	$(0.13)

	March 31, 2011	December 31, 2010
Total Assets	1,081,869	1,397,675
Shareholders' Equity	201,241	185,225

RECONCILIATION OF REVENUES AND EXPENSES TO ADJUSTED EBITDA FOR GADOT (U.S. Dollars in millions)

	Three Months Ended March 31, 2011 (Unaudited)	Three Months Ended March 31, 2010 (Unaudited)
Revenues	135	118
Expenses	(126)	(108)
Profit	9	10
Marketing, sales, general, administrative and other expenses	(10)	(10)
Depreciation and amortization	6	4
EBITDA	5	4
Non-recurring expenses	--	1
Adjusted EBITDA	5	5

Adjusted EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, adjusted for non recurring expenses.

Management believes adjusted EBITDA for Gadot to be a meaningful indicator of its performance that provides useful information to investors regarding its financial condition and results of operations. Presentation of adjusted EBITDA is a non-GAAP financial measure commonly used by management to measure operating performance. While management considers adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. Adjusted EBITDA does not reflect cash available to fund cash requirements. Not all companies calculate adjusted EBITDA in the same manner, and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

RECONCILIATION OF TRANSLATION AND INTEREST EXPENSES TO TRANSLATION LOSS (U.S. Dollars in millions)

	Three months ended March 31, 2011 (Unaudited)	Three months ended March 31, 2010 (Unaudited)

Translation and interest expenses	$14	$9
Gain (loss) from SWAP agreements	--	$1
Interest expense	$(10)	$(6)
Translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and linkage to the Israeli Consumer Price Index	$4	$4

RECONCILIATION OF DEPRECIATION AND AMORTIZATION EXPENSE TO PRICE PURCHASE ALLOCATION AND INTANGIBLE ASSET AMORTIZATION EXPENSE (U.S. Dollars in millions)

	Three months ended March 31, 2011 (Unaudited)	Three months ended March 31, 2010 (Unaudited)

Depreciation and amortization expense from continuing operations	$6	$5
Depreciation and amortization expense from discontinued operations	--	$8
Depreciation expense	$(3)	$(5)
Price Purchase Allocation and intangible asset amortizations expense	$3	$8

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq and Egypt, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.